UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
June 5, 2026
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5505 Waterford District Drive, Miami, Florida 33126
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2026, Lennar Corporation (the “Company”) appointed Jim Parker as the Company’s Chief Operating Officer, effective as of June 5, 2026 (the “Effective Date”). Mr. Parker, 56, has more than three decades of experience in the industry. He most recently served as Area President of the Company, leading the Company's East operations, since December 2025, and prior to that he served as Regional President from May 2019 to December 2025. Previously, Mr. Parker served as Regional President of CalAtlantic Homes from October 2015 until its merger with the Company in 2018, as Area President at Ryland Homes from September 2013 to October 2015 and as Atlanta Division President at Ryland Homes from September 2012 to September 2013. His earlier career includes various leadership roles at John Wieland Homes, KB Home, and Beazer Homes. Mr. Parker also founded Parker Chandler Homes before selling the business in 2006.
In connection with his appointment, the Compensation Committee of the Company’s Board of Directors increased Mr. Parker’s annual cash incentive target to $5,750,000, effective as of the Effective Date. There are no arrangements or understandings between Mr. Parker and any other persons pursuant to which Mr. Parker was selected as an officer of the Company. Mr. Parker has no family relationships with any of the Company’s directors or executive officers, and he is not a party to and does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.
Item 7.01. Regulation FD Disclosure.
In connection with the matters described in Item 5.02 herein, on June 5, 2026, the Company also announced that effective as of June 5, 2026, David Grove has been named Executive Vice President, Homebuilding. Mr. Grove most recently served as Area President of the Company, leading the Company’s West operations, since December 2025, and prior to that, he served as Regional President for Texas from 2022 to December 2025. Mr. Grove joined Lennar in 1999 as a Construction Area Manager, advancing through roles in construction management and operations, including serving as a Division President beginning in 2004.
A copy of the press release announcing the appointments of Messrs. Parker and Grove is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on June 5, 2026.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President and Chief Financial Officer